8x8, Inc. Reports Second Quarter Fiscal 2020 Financial Results

Service revenue increased 28.5% year-over-year

Mid-market and enterprise ARR grew 63% year-over-year

Channel bookings increased 80% year-over-year

SAN JOSE, CA. - October 30, 2019 - 8x8, Inc. (NYSE: EGHT), a leading cloud provider of voice, video, chat, contact center and enterprise-class API solutions powered by one global communications platform, today reported financial results for the second quarter of fiscal 2020 ended September 30, 2019.

Second Quarter Fiscal 2020 Financial Results:

•	Total revenue increased 27.8% year-over-year to $109.5 million.

•	Service revenue increased 28.5% year-over-year to $104.5 million.

•	GAAP net loss was $40.9 million or $(0.42) per diluted share.

•	Non-GAAP net loss was $16.0 million or $(0.16) per diluted share.

“We reported a strong quarter, with Q2 exceeding expectations. Total ARR growth of 34% was driven by mid-market and enterprise success, continued contributions from channel partners, and strong international performance. The quarter included a record 8-figure TCV, 30,000 seat win with a global quality assurance provider. We saw success across our full platform, with strong contact center, CPaaS, and e-commerce growth in addition to the launch of our video meetings solution to all existing customers,” said Vik Verma, Chief Executive Officer at 8x8, Inc.

Added Verma, “We see the market of over 350 million Avaya, Cisco, Mitel, and other on-premise seats rapidly shifting to the cloud. Based on the strength of our single technology platform, we announced earlier today a strategic partnership with Poly and ScanSource to launch the industry's first comprehensive, frictionless hardware replacement and cloud migration program, CloudFuelTM, to the VAR community. CloudFuel will provide 8x8 access to hundreds of thousands of customers across the world as we leverage ScanSource's network of over 35,000 resellers and help enterprises eliminate risk and uncertainty as they migrate to the cloud.”

Q2 F2020 Business Metrics and Company Highlights:

Financial and Business Metrics

•
Bookings greater than $100K ARR: The Company closed 30 new customer deals in the second quarter of fiscal 2020 with ARR (annual recurring revenue) greater than $100,000. These deals represented 41% of new bookings for the quarter, compared with 35% of new bookings in the same period last year.

•	Channel bookings grew 80% year-over-year and represented 59% of new bookings.

•	Total ARR: The Company's total annual recurring revenue is $389.7 million, an increase of 34% from the same period last year.

•	Total ARR greater than $100K: The Company had 536 customers that generated ARR greater than $100,000, compared with 332 customers in the same period last year, a 61% year-over-year growth.

•	Strong ARR growth by customer size:

◦	Small Business customers (defined as companies whose revenue is less than $50 million) comprised 58% of total ARR which grew 18% year-over-year.

◦	Mid-market customers (defined as companies whose revenue is between $50 million and $1 billion) comprised 26% of total ARR which grew 53% year-over-year.

◦	Enterprise customers (defined as companies whose revenue is more than $1 billion) comprised 16% of total ARR which grew 83% year-over-year.

•	Average annual service revenue per customer:

◦	Small business was $5,069, compared with $4,588 in the same period last year, a 10% increase year-over-year.

◦	Mid-market was $40,682, compared with $32,690 in the same period last year, a 24% increase year-over-year.

◦	Enterprise was $171,655, compared with $132,522 in the same period last year, a 30% increase year-over-year.

•	GAAP gross margin was 55%, compared with 63% in the same period last year. Non-GAAP gross margin was 58%, compared with 66% in the same period last year.

•	GAAP service margin was 59%, compared with 68% in the same period last year. Non-GAAP service margin was 63%, compared with 71% in the same period last year.

•	Cash used in operating activities was $44.5 million. Cash, restricted cash and investments were $231.0 million at September 30, 2019.

The Company is introducing an additional financial and operating metric in order to provide investors with incremental insights into the Company’s performance. Beginning with the reporting of the second quarter of fiscal 2020, the Company is providing information on new bookings from our contact center solution:

•	Contact center bookings represented 24% of total new bookings and grew 41% year-over-year.

Please note the Company has renamed a section in the financial and operating metrics worksheet from Bundled Deals to Offerings. This new metric is included in the financial and operating metrics worksheet that is posted on the Company’s investor relations website.

Company Highlights

•	Announced a strategic partnership with Poly and ScanSource to launch CloudFuelTM, a comprehensive cloud migration program for the value-added reseller (VAR) channel community.

•	Promoted Mr. John DeLozier to Senior Vice President, Global Channel Chief.

•	Added channel master-agents Telecom Consulting Group (TCG) and Converged Network Services Group (CNSG) to 8x8’s global channel partner program.

Product Innovation Highlights & Industry Awards

•	Launched 8x8 Video Meetings for all new customers and existing 8x8 customers as a complementary addition to their service subscriptions for Virtual Office mobile and desktop applications.

•	Launched early access to 8x8 Meeting Rooms, a video conferencing solution that makes it easy to schedule, host and join 8x8 Video Meetings from conference and huddle rooms.

•	Named a Leader for the eighth consecutive year in the Gartner 2019 Unified Communications as a Service (UCaaS) Magic Quadrant, Worldwide.

•	Named a Challenger for the fifth consecutive year in the Gartner 2019 Contact Center as a Service (CCaaS) Magic Quadrant, North America.

•	Awarded Partners' Choice Award – Top Overall Supplier by Intelisys, Inc., a ScanSource company.

•	Awarded Top Vendor Sales UK by AVANT at Special Forces Summit Europe event.

•	Awarded UC Today 2019 Best Cloud Communications Provider.

•	Added 11 new patents in the quarter for a total of 202 patents awarded.

Q3 and F2020 Financial Outlook:

Third Quarter Fiscal 2020 Financial Outlook:

•	Total Revenue guidance in the range of $113.5 million to $114.5 million, representing approximately 26% to 27% year-over-year growth.

•	Service Revenue guidance in the range of $109.0 million to $110.0 million, representing approximately 27% to 28% year-over-year growth.

•	Non-GAAP Pre-Tax Loss guidance of approximately $16.5 million.

Full-Year Fiscal 2020 Financial Outlook:

•	The Company raises total revenue guidance from approximately $438.0 million to approximately $440.0 million, representing approximately 25% year-over-year growth.

•	The Company raises service revenue guidance from approximately $420.0 million to approximately $422.0 million, representing approximately 26% year-over-year growth.

•
The Company updates non-GAAP pre-tax loss guidance from approximately $53 million to approximately $60 million, adding $7 million in non-recurring expense in Q3 and Q4 in support of the Poly and ScanSource partnership.

We do not reconcile our forward-looking estimates of non-GAAP net income (loss) to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort.

Conference Call Information:

Management will host a conference call to discuss earnings results on October 30, 2019 at 2 p.m. Pacific Time (5 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(844) 343-9040 Domestic or (647) 689-5131 International; Conference ID #1868515
Replay:	(800) 585-8367 Domestic or (416) 621-4642 International; Conference ID #1868515
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until November 6, 2019. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE: EGHT) is transforming the future of business communications as a leading cloud provider of voice, video, chat, contact center and enterprise-class API solutions powered by one global communications platform. 8x8 empowers workforces worldwide to connect individuals and teams so they can collaborate faster and work smarter. Real-time business analytics and intelligence provide businesses unique insights across all interactions and channels so they can delight end-customers and accelerate their business. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP net income (loss) as net income (loss) under GAAP, plus amortization of acquired intangible assets, stock-based compensation, certain other income and expenses, and the provision for income taxes. Amortization of acquired intangible assets is excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. Certain other income and expense items, such as acquisition-related expenses, certain severance expenses and expenses for tax or litigation risks, have been excluded because management considers them one-time events or otherwise not indicative of trends in the Company's ongoing operations. The Company has also excluded costs associated with its Coleman lease assignment.

GAAP tax provision for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US states and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income (loss) to derive Non-GAAP net income (loss) after taxes.

The Company defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards.

Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share-based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, our strategic cloud migration program with Poly and ScanSource, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors.

These factors include, but are not limited to:

•	customer acceptance and demand for our cloud communication and collaboration services, including voice, contact center, video, messaging, and communication APIs;

•	competitive pressures, and any changes in the competitive dynamics of the markets in which we compete;

•
new strategic partnerships, such as our cloud migration program with Poly and Scansource, including the costs to support such initiatives and our ability to benefit from these initiatives in the future;

•	the quality and reliability of our services;

•	customer cancellations and rate of churn;

•	our ability to scale our business;

•	customer acquisition costs;

•	our reliance on infrastructure of third-party network services providers;

•	risk of failure in our physical infrastructure;

•	risk of defects or bugs in our software;

•	our ability to maintain the compatibility of our software with third-party applications and mobile platforms;

•	continued compliance with industry standards and regulatory requirements in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance;

•	the timing, extent and results of sales and use tax audits;

•
risks relating to the acquisition and integration of businesses we have acquired (most recently, Wavecell Pte. Ltd.) or may acquire in the future, particularly if the acquired business operates in a different market space from us or is based in a region where we do not have significant operations;

•	the amount and timing of costs associated with recruiting, training and integrating new employees;

•	timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development;

•	introduction and adoption of our cloud software solutions in markets outside of the United States;

•	risk of cybersecurity breaches and other unauthorized disclosures of customer data;

•	general economic conditions that could adversely affect our business and operating results;

•	implementation and effects of new accounting standards and policies in our reported financial results; and

•	potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200
victoria.hyde-dunn@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Service revenue	$104,529	$81,346	$196,901	$159,467
Product revenue	4,988	4,336	9,291	9,440
Total revenue	109,517	85,682	206,192	168,907

Cost of revenue and operating expenses:
Cost of service revenue	43,195	26,202	75,162	50,751
Cost of product revenue	6,502	5,397	12,226	11,678
Research and development	19,434	14,064	37,765	27,114
Sales and marketing	57,895	41,680	111,494	82,175
General and administrative	20,435	20,326	40,042	35,159
Total operating expenses	147,461	107,669	276,689	206,877
Loss from operations	(37,944)	(21,987)	(70,497)	(37,970)
Other (expense) income, net	(2,732)	635	(4,296)	1,354
Loss before provision for income taxes	(40,676)	(21,352)	(74,793)	(36,616)
Provision for income taxes	256	130	404	221
Net loss	$(40,932)	$(21,482)	$(75,197)	$(36,837)

Net loss per share:
Basic and diluted	$(0.42)	$(0.23)	$(0.77)	$(0.39)

Weighted average number of shares:
Basic and diluted	98,353	93,831	97,356	93,449

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30, 2019	March 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$162,219	$276,583
Restricted cash, current	3,459	—
Short-term investments	29,324	69,899
Accounts receivable, net	30,743	20,181
Deferred sales commission costs	18,572	15,601
Other current assets	22,803	15,127
Total current assets	267,120	397,391
Property and equipment, net	64,776	52,835
Operating lease, right-of-use assets	78,147	—
Intangible assets, net	28,410	11,680
Goodwill	131,879	39,694
Long-term investments	20,448	—
Restricted cash, non-current	15,558	8,100
Deferred sales commission costs, non-current	42,139	33,693
Other assets	18,133	2,965
Total assets	$666,610	$546,358
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,134	$32,280
Accrued compensation	25,847	18,437
Accrued taxes	12,175	13,862
Operating lease liabilities, current	5,292	—
Deferred revenue	4,270	3,336
Other accrued liabilities	19,329	6,790
Total current liabilities	109,047	74,705

Operating lease liabilities, non-current	75,221	—
Convertible senior notes, net	222,432	216,035
Other liabilities, non-current	21,033	6,228
Total liabilities	427,733	296,968

Stockholders' equity:
Common stock	100	96
Additional paid-in capital	575,416	506,949
Accumulated other comprehensive loss	(11,140)	(7,353)
Accumulated deficit	(325,499)	(250,302)
Total stockholders' equity	238,877	249,390
Total liabilities and stockholders' equity	$666,610	$546,358

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(75,197)	$(36,837)
Adjustments to reconcile net loss to net cash used in by operating activities:
Depreciation	4,599	4,231
Amortization of intangible assets	3,827	2,857
Amortization of capitalized software	8,242	3,749
Amortization of debt discount and issuance costs	6,397	—
Amortization of deferred sales commission costs	8,718	6,664
Operating lease expense, net of accretion	6,234	—
Non-cash lease expenses	—	2,401
Stock-based compensation expense	30,988	19,040
Other	1,634	538
Changes in assets and liabilities:
Accounts receivable, net	(2,563)	(3,347)
Deferred sales commission costs	(20,498)	(11,339)
Other current and non-current assets	(17,418)	(1,452)
Accounts payable and accruals	(400)	8,131
Deferred revenue	922	814
Net cash used in operating activities	(44,515)	(4,550)

Cash flows from investing activities:
Purchases of property and equipment	(7,138)	(2,878)
Purchase of business	(58,741)	(2,625)
Cost of capitalized software	(14,339)	(11,386)
Proceeds from maturities of investments	8,545	35,455
Proceeds from sales of investments	30,639	23,604
Purchases of investments	(18,890)	(42,437)
Net cash used in investing activities	(59,924)	(267)

Cash flows from financing activities:
Finance lease payments	(227)	(525)
Tax-related withholding of common stock	(5,426)	(8,183)
Proceeds from issuance of common stock under employee stock plans	6,134	6,720
Net cash provided by (used in) financing activities	481	(1,988)

Effect of exchange rate changes on cash	511	(221)
Net decrease in cash, cash equivalents, and restricted cash	(103,447)	(7,026)

Cash, cash equivalents and restricted cash, beginning of period	284,683	39,803
Cash, cash equivalents and restricted cash, end of period	$181,236	$32,777

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended September 30,				Six Months Ended September 30,
Reconciliation of GAAP to Non-GAAP Expenses:	2019		2018		2019		2018
GAAP cost of service revenue	$43,195		$26,202		$75,162		$50,751
Amortization of acquired intangible assets	(1,796)		(1,112)		(3,106)		(2,222)
Stock-based compensation expense	(1,939)		(1,379)		(3,670)		(2,405)
Non-recurring items	(418)		—		(418)		—
Non-GAAP cost of service revenue	$39,042		$23,711		$67,968		$46,124
Non-GAAP service margin (as a percentage of service revenue)	$65,487	62.6%	$57,635	70.9%	$128,933	65.5%	$113,343	71.1%

GAAP and Non-GAAP cost of product revenue	$6,502		$5,397		$12,226		$11,678
Non-GAAP product margin (as a percentage of product revenue)	$(1,514)	(30.4)%	$(1,061)	(24.5)%	$(2,935)	(31.6)%	$(2,238)	(23.7)%

Non-GAAP gross margin (as a percentage of revenue)	$63,973	58.4%	$56,574	66.0%	$125,998	61.1%	$111,105	65.8%

GAAP research and development	$19,434		$14,064		$37,765		$27,114
Stock-based compensation expense	(4,217)		(2,823)		(8,081)		(5,017)
Integration costs	(21)		—		(21)		—
Acquisition costs	—		—		(12)		—
Non-recurring items	(385)		—		(385)		—
Non-GAAP research and development (as a percentage of revenue)	$14,811	13.5%	$11,241	13.1%	$29,266	14.2%	$22,097	13.1%

GAAP sales and marketing	$57,895		$41,680		$111,494		$82,175
Amortization of acquired intangible assets	(507)		(313)		(721)		(635)
Stock-based compensation expense	(5,340)		(2,206)		(9,261)		(4,604)
Integration costs	(5)		—		(5)		—
Non-recurring items	(673)		—		(673)		—
Non-GAAP sales and marketing (as a percentage of revenue)	$51,370	46.9%	$39,161	45.7%	$100,834	48.9%	$76,936	45.5%

GAAP general and administrative	$20,435		$20,326		$40,042		$35,159
Stock-based compensation expense	(5,895)		(3,721)		(9,976)		(7,014)
Integration costs	(127)		—		(127)		—
Acquisition costs	(330)		—		(1,552)		—
Non-recurring items	(46)		(6,151)		(768)		(7,652)
Non-GAAP general and administrative (as a percentage of revenue)	$14,037	12.8%	$10,454	12.2%	$27,619	13.4%	$20,493	12.1%

GAAP other income and expense	(2,732)		635		(4,296)		1,354
Debt amortization expense	3,224		—		6,397		—
Non-GAAP other income and expense (as a percentage of revenue)	492	0.4%	635	0.7%	2,101	1.0%	1,354	0.8%

	Three Months Ended September 30,				Six Months Ended September 30,
	2019		2018		2019		2018
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss:
GAAP net loss	$(40,932)		$(21,482)		$(75,197)		$(36,837)
Amortization of acquired intangible assets	2,303		1,425		3,827		2,857
Stock-based compensation expense	17,391		10,129		30,988		19,040
Integration costs	153		—		153		—
Acquisition costs	331		—		1,564		—
Debt amortization expense	3,224		—		6,397		—
Non-recurring items in operating expenses	1,522		6,151		2,244		7,652
Provision for income taxes	256		130		404		221
Non-GAAP net loss before taxes (as a percentage of revenue)	$(15,752)	(14.4)%	$(3,647)	(4.3)%	$(29,620)	(14.4)%	$(7,067)	(4.2)%
Non-GAAP tax expense (1)	256		130		404		221
Non-GAAP net loss after taxes (as a percentage of revenue)	$(16,008)	(14.6)%	$(3,777)	(4.4)%	$(30,024)	(14.6)%	$(7,288)	(4.3)%

(1) The non-GAAP tax provision in fiscal years 2020 and 2019 do not have deferred income tax impact due to the full valuation allowance applied against deferred tax assets. The non-GAAP effective tax is based on current taxes for certain US states and foreign jurisdictions.

Shares used in computing non-GAAP net loss per share:
Basic and Diluted	98,353		93,831		97,356		93,449

GAAP net loss per share - Basic and Diluted	$(0.42)		$(0.23)		$(0.77)		$(0.39)
Non-GAAP net loss before taxes per share - Basic and Diluted	$(0.16)		$(0.04)		$(0.31)		$(0.08)